UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20529 E. Walnut Drive N. Walnut, CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 23, 2023, Sugarmade, Inc. (the “Company”) issued a press release discussing certain business developments. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

The information included in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01. Other Events.

On February 21, 2023, Sugarmade, Inc. (the “Company”) entered into a letter of intent (the “LOI”) by and between the Company and both Treasure Mountain Holdings (“Treasure Mountain”) and Victorville Treasure Holdings (“Victorville”), both real estate owners. Under the terms of the LOI, the Company and the sellers agreed to enter into an acquisition agreement pursuant to which the Company would acquire the two entities in exchange for a combination of cash and equity. The result of the proposed transactions would be the creation of a legacy OTC company engaged in legal cannabis activities and a new, potentially NASDAQ listed company involved in hospitality, entertainment, and multimedia flex-makerspace operations, not associated with cannabis.

The purchase price of the two entities would aggregate to $70,000,000, payable in cash, the assumption of existing mortgages and issuance of equity.

Within the ensuing 60-day LOI period, the parties will explore the best deployment of these acquired assets, examine the auditability of the to-be-acquired entities, and commence the engagement of lawyers, auditors and investment bankers to support this project.

The Company has agreed to a commitment fee of $500,000, payable in the form of 2,500,000,000 restricted shares, once the LOI remains uncancelled at the conclusion of the Due Diligence Period.

A definitive agreement will follow upon satisfaction of the contingencies, but the parties acknowledge that there is the possibility that the conditions may not be met. The Parties mutually agreed that the LOI would be valid for a period of sixty (60) days from the date of signing, which was February 21, 2023, after which the terms of the LOI would no longer be valid. Therefore, the LOI would expire on April 23, 2023, unless amended to extend the term of the LOI.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of the registrant dated February 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: February 23, 2023	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer